                                                                    EXHIBIT 23.5

                                JAMES Y. PRESTON
                               1500 TWIFORD PLACE
                         CHARLOTTE, NORTH CAROLINA 28207



                                                              March 27, 2003




Board of Directors
Bank of Granite Corporation
Granite Falls, North Carolina

Ladies and Gentlemen:

I hereby consent to the reference to me as a person nominated to become a director of Bank of Granite Corporation in the Registration Statement on Form S-4 filed by Bank of Granite Corporation under the Securities Act of 1933, and in all amendments thereto.

                                                     Sincerely yours,



                                                     /s/James Y. Preston
                                                     -------------------
                                                     James Y. Preston